Exhibit 5.1
Chadwick L. Mills
+1 650 843 5654
cmills@cooley.com

August 1, 2018
Exelixis, Inc.
1851 Harbor Bay Parkway
Alameda, CA 94502
Re:    Post-Effective Amendment to Registration on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Exelixis, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing with the Securities and Exchange Commission (the “Commission”) of:
(a) Post-Effective Amendment No. 1 to the Registrant’s registration statements on Form S-8 (File Nos. 333-214766, 333-212866, 333-209824 and 333-203758), as filed with the Commission on November 22, 2016, August 3, 2016, February 29, 2016, and April 30, 2015, respectively;
(b) Post-Effective Amendment No. 2 to the Registrant’s registration statements on Form S-8 (File Nos. 333-196761 and 333-176674), as originally filed with the Commission on June 13, 2014, and September 2, 2011, respectively; and
(c) Post-Effective Amendment No. 3 to the Registrant’s registration statements on Form S-8 (File Nos. 333-165389, 333-157825, 333-149834, 333-147063, 333-133237, 333-124536, 333-113472, 333-102770, 333-82722, 333-57026 and 333-35862), as originally filed with the Commission on March 10, 2010, March 10, 2009, March 20, 2008, October 31, 2007, April 12, 2006, May 2, 2005, March 10, 2004, January 28, 2003, February 14, 2002, March 14, 2001, and April 28, 2000, respectively (the registration statements set forth in (a), (b) and (c) above, collectively, the “Prior Registration Statements,” and these post-effective amendments to the Prior Registration Statements, collectively, the “Post-Effective Amendments”).
The Prior Registration Statements covered the offering of shares of the Company’s Common Stock, $0.001 par value (“Common Stock”), previously available for issuance under the Company’s 2014 Equity Incentive Plan, 2011 Equity Incentive Plan, 2000 Equity Incentive Plan, as amended and restated, 2000 Non-Employee Directors’ Stock Option Plan and 2016 Inducement Award Plan (collectively, the “Prior Plans”). For purposes of this opinion, the “Shares” means up to 21,115,472 shares of Common Stock subject to outstanding stock awards granted under the Prior Plans that from and after July 27, 2018 may become available for grant under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”) as described in the Post-Effective Amendments.
In connection with this opinion, we have examined and relied upon the Prior Registration Statements, the Post-Effective Amendments and the related Prospectus, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, the Prior Plans, the 2017 Plan and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Cooley LLP 101 California Street, 5th Floor, San Francisco, CA 94111-5800
t: (415) 693-2000 f: (415) 693-2222 cooley.com

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Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the 2017 Plan, the Post-Effective Amendments and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).
We consent to the filing of this opinion as an exhibit to the Post-Effective Amendments.
Sincerely,

COOLEY LLP

By: /s/ CHADWICK L. MILLS
Chadwick L. Mills

Cooley LLP 101 California Street, 5th Floor, San Francisco, CA 94111-5800
t: (415) 693-2000 f: (415) 693-2222 cooley.com